Exhibit 11


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Prospectus and "Experts" in the Statement of Additional Information and to the use of our reports dated May 12, 1998 on the financial statements and financial highlights of Tweedy, Browne Global Value Fund and Tweedy, Browne American Value Fund, the portfolios of Tweedy, Browne Fund Inc., included in Post-Effective Amendment No. 8 to the Registration Statement (Form N-1A, No. 33-57724).


ERNST & YOUNG LLP
Ernst & Young LLP


Boston, Massachusetts
July 27, 1998